Exhibit 99.1

Cirrus Logic Reports Q1 Revenue of $282.6 Million

Demand for Portable Audio Products Drives Strong September Guidance

AUSTIN, Texas--(BUSINESS WIRE)--July 22, 2015--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the first quarter fiscal year 2016, which ended June 27, 2015, as well as the company’s current business outlook.

“Q1 was a great quarter for Cirrus Logic. We delivered solid financial results as demand for our smart codecs and amplifiers pushed revenue above the high end of our guidance,” said Jason Rhode, president and chief executive officer. “FY16 looks to be an outstanding year with a significant increase in revenue being driven by new products. We expect strong demand for our audio and voice solutions to fuel additional growth in FY17.”

Reported Financial Results – First Quarter FY16

  Revenue of $282.6 million;
  GAAP and non-GAAP gross margin of approximately 47 percent;
  GAAP operating expenses of $82.5 million, which included a one-time $12.5 million benefit from the sale of certain LED patents; non-GAAP operating expenses of $79.9 million; and
  GAAP diluted earnings per share of $0.50 and non-GAAP diluted earnings per share of $0.54.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Second Quarter FY16

  Revenue is expected to range between $290 million and $310 million;
  GAAP gross margin is expected to be between 45 percent and 47 percent; and
  Combined GAAP R&D and SG&A expenses are expected to range between $96 million and $100 million, which includes approximately $9 million in share-based compensation and $7 million in amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5 p.m. EST today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (404) 537-3406, or toll-free at (855) 859-2056 (Access Code: 75505782).

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio, industrial and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in the United States, United Kingdom, Australia, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including gross margins, operating expenses, net income, operating profit and income, effective tax rate and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including future growth opportunities and our estimates of second quarter fiscal year 2016 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the second quarter of fiscal year 2016, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; and the risk factors listed in our Form 10-K for the year ended March 28, 2015, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended

	Jun. 27,	Mar. 28,	Jun. 28,
	2015	2015	2014
	Q1'16	Q4'15	Q1'15
Portable audio products	$235,866	$210,814	$112,570
Non-portable audio and other products	46,767	44,369	39,995
Net sales	282,633	255,183	152,565
Cost of sales	150,179	136,208	77,190
Gross profit	132,454	118,975	75,375
Gross margin	46.9%	46.6%	49.4%

Research and development	65,835	58,070	39,777
Selling, general and administrative	29,119	30,498	19,683
Patent agreement, net	(12,500)	-	-
Total operating expenses	82,454	88,568	59,460

Income from operations	50,000	30,407	15,915

Interest expense, net	(638)	(869)	(467)
Other expense	136	392	501
Income before income taxes	49,498	29,930	15,949
Provision for income taxes	16,144	8,581	5,701
Net income	$33,354	$21,349	$10,248

Basic earnings per share:	$0.53	$0.34	$0.17
Diluted earnings per share:	$0.50	$0.32	$0.16

Weighted average number of shares:
Basic	63,274	62,852	62,032
Diluted	66,410	65,815	64,688

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP. Certain modifications to prior year non-GAAP presentation has been made and had no material effect on the results of operations.

	Three Months Ended
	Jun. 27,	Mar. 28,	Jun. 28,
	2015	2015	2014
Net Income Reconciliation	Q1'16	Q4'15	Q1'15
GAAP Net Income	$33,354	$21,349	$10,248
Amortization of acquisition intangibles	7,141	7,141	246
Stock based compensation expense	8,271	7,735	5,622
Patent agreement, net	(12,500)	-	-
Wolfson acquisition items	-	-	2,304
Provision (benefit) for income taxes	(175)	7,230	5,226
Non-GAAP Net Income	$36,091	$43,455	$23,646

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.50	$0.32	$0.16
Effect of Amortization of acquisition intangibles	0.11	0.11	-
Effect of Stock based compensation expense	0.12	0.12	0.09
Effect of Patent agreement, net	(0.19)	-	-
Effect of Wolfson acquisition items	-	-	0.04
Effect of Provision (benefit) for income taxes	-	0.11	0.08
Non-GAAP Diluted earnings per share	$0.54	$0.66	$0.37

Operating Income Reconciliation
GAAP Operating Income	$50,000	$30,407	$15,915
GAAP Operating Profit	18%	12%	10%
Amortization of acquisition intangibles	7,141	7,141	246
Stock compensation expense - COGS	325	(10)	231
Stock compensation expense - R&D	3,868	2,994	2,543
Stock compensation expense - SG&A	4,078	4,751	2,848
Patent agreement, net	(12,500)	-	-
Wolfson acquisition items	-	-	2,192
Non-GAAP Operating Income	$52,912	$45,283	$23,975
Non-GAAP Operating Profit	19%	18%	16%

Operating Expense Reconciliation
GAAP Operating Expenses	$82,454	$88,568	$59,460
Amortization of acquisition intangibles	(7,141)	(7,141)	(246)
Stock compensation expense - R&D	(3,868)	(2,994)	(2,543)
Stock compensation expense - SG&A	(4,078)	(4,751)	(2,848)
Patent agreement, net	12,500	-	-
Wolfson acquisition items	-	-	(2,192)
Non-GAAP Operating Expenses	$79,867	$73,682	$51,631

Gross Margin/Profit Reconciliation
GAAP Gross Margin	$132,454	$118,975	$75,375
GAAP Gross Profit	46.9%	46.6%	49.4%
Stock compensation expense - COGS	325	(10)	231
Non-GAAP Gross Margin	$132,779	$118,965	$75,606
Non-GAAP Gross Profit	47.0%	46.6%	49.6%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$16,144	$8,581	$5,701
GAAP Effective Tax Rate	32.6%	28.7%	35.7%
Adjustments to income taxes	175	(7,230)	(5,226)
Non-GAAP Tax Expense	$16,319	$1,351	$475
Non-GAAP Effective Tax Rate	31.1%	3.0%	2.0%

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)
	Jun. 27,	Mar. 28,	Jun. 28,
	2015	2015	2014
ASSETS	(unaudited)		(unaudited)
Current assets
Cash and cash equivalents	$102,531	$76,401	$268,544
Marketable securities	120,226	124,246	75,198
Accounts receivable, net	120,838	112,608	77,219
Inventories	126,195	84,196	92,002
Deferred tax asset	5,276	18,559	19,921
Other current assets	32,982	35,903	40,469
Total current Assets	508,048	451,913	573,353

Long-term marketable securities	50,629	60,072	39,952
Property and equipment, net	152,018	144,346	102,765
Intangibles, net	169,158	175,743	11,341
Goodwill	263,583	263,115	16,367
Deferred tax asset	25,639	25,593	25,034
Other assets	24,578	27,996	1,007
Total assets	$1,193,653	$1,148,778	$769,819

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$146,370	$112,213	$75,695
Accrued salaries and benefits	21,380	24,132	11,598
Deferred income	4,736	6,105	7,398
Other accrued liabilities	30,636	34,128	14,080
Total current liabilities	203,122	176,578	108,771

Long-term debt	160,439	180,439	-
Other long-term liabilities	30,320	34,990	4,039

Stockholders' equity:
Capital stock	1,170,436	1,159,494	1,088,493
Accumulated deficit	(367,691)	(400,613)	(430,663)
Accumulated other comprehensive loss	(2,973)	(2,110)	(821)
Total stockholders' equity	799,772	756,771	657,009
Total liabilities and stockholders' equity	$1,193,653	$1,148,778	$769,819

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com